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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525,
333-30478, 333-07255, 333-30324, 333-52666, 333-52668, 333-46129) of Chesapeake
Energy Corporation, of our report dated February 21, 2000 relating to the consolidated financial statements of Gothic Energy Corporation, which appears in the Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated in this Current Report on Form 8-K.




PricewaterhouseCoopers LLP



Tulsa, Oklahoma
January 30, 2001